                                EXHIBIT 10.25(B)
                            1st Amendment to Loan and
                               Security Agreement

Borrower:         Osicom Technologies, Inc., a Delaware corporation
                  (formerly known as Cray Communications, Inc.)
Address:          2800 28th Street, Suite 100
                  Santa Monica, California 90405

Date:             April 16, 1999

      This First Amendment (the "Amendment") to Loan and Security Agreement (the "Loan Agreement") is entered into by and between Coast Business Credit(R), a division of Southern Pacific Bank (fka Southern Pacific Thrift & Loan Association) ("Coast"), and Osicom Technologies, Inc., a Delaware corporation, formerly known as Cray Communications, Inc. ("Borrower"). The Loan Agreement and Schedule, as modified by this Amendment, shall for all purposes be deemed to be, and the same shall constitute an integral part of the Loan Agreement and Schedule. (Definitions and certain terms used in this Amendment shall have the meanings set forth in the Loan Agreement, the Schedule and all other documents and agreements executed in connection therewith or in furtherance thereof).

      For good and valuable consideration, receipt of which is hereby acknowledged, the Loan Agreement is hereby amended in the following respects:

SECTION 1 OF THE LOAN AGREEMENT (with respect to Loans) is supplemented as follows:

      A subsection 1.1a is added which reads as follows:

    1.1a Letters of Credit. At the request of Borrower, Coast may, in its sole discretion, arrange for the issuance of letters of credit for the account of Borrower (collectively, "Letters of Credit"), by issuing guarantees to the issuer of the letter of credit or by other means. All Letters of Credit shall be in form and substance satisfactory to Coast in its sole discretion. The aggregate face amount of all outstanding Letters of Credit from time to time shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder. Borrower shall pay all bank charges for the issuance of Letters of Credit. Any payment by Coast under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiration date no later than thirty (30) days prior to the Maturity Date. Borrower hereby agrees to indemnify, save, and hold Coast harmless from any loss, cost, expense, or liability, including, without limitation, payments made by Coast, expenses, and reasonable attorneys' fees incurred by Coast arising out of or in connection with any Letters of Credit. Borrower agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Coast and opened for Borrower's account or by Coast's interpretations of any Letter of Credit issued by Coast for Borrower's account, and Borrower understands and agrees that Coast shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower understands that Letters of Credit may require Coast to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify and hold Coast harmless with respect to any loss, cost, expense, or liability incurred by Coast under any Letter of Credit as a result of Coast's indemnification of any such issuing bank. The provisions of this Agreement, as it pertains to Letters of Credit, and any other present or future documents or agreements between Borrower and Coast relating to Letters of Credit are cumulative.

      Except as expressly modified herein, all other terms and conditions of
Section 1 of the Loan Agreement, as previously modified or amended, remain unchanged.

================================================================================

SECTION 1 OF THE SCHEDULE (with respect to the Credit Limit) is amended to read as follows:

1.  CREDIT LIMIT

(Section 1.1):             Loans in a total amount at any time outstanding
                           not to exceed the lesser of a total of $7,000,000
                           (the "Maximum Dollar Amount"), or the sum of (a) and
                           (b) below:
                                (a) Loans (the "Receivable Loans") in an amount
                                    not to exceed 79% of the amount of
                                    Borrower's Eligible Receivables (as defined in Section 8 above) for the month of April, 1999 and decreasing by 1% per month thereafter until such time as the advance rate reaches 75%, at which point the maximum advance rate shall remain at 75%. The advance rate on the Receivable Loans may be increased, in Coast's sole and absolute discretion, to an amount not to exceed 80% of Borrower's Eligible Receivables if Coast, in it sole and absolute discretion, determines that dilution of Receivables has been and is, in Coast's opinion, likely to continue at a rate that is 10% or less, plus

                                (b) Loans (the "Inventory Loans") in an amount
                                    not to exceed the lesser of:

                                    (1) 30% of the value of Borrower's Eligible
                                    Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis, or
                                    (2) $1,500,000.00.

                                (c) A Term Loan (the "Equipment Loan") in the
                                    original principal amount of $478,000. The
                                    Equipment Loan will be repayable in 36 equal monthly installments of principal with the first principal installment due on May 31, 1999 and continuing on the last day of each month thereafter. The Equipment Loan is evidenced by that certain Secured Term Note of even date herewith.

(Section 1.1A):  Letter of Credit
                 Sublimit:            $500,000

      Except as expressly modified herein, all other terms and conditions of
Section 1 of the Schedule, as previously modified or amended, remain unchanged.

================================================================================

SECTION 3 OF THE SCHEDULE (with respect to Fees) is amended to read as follows:
3.  FEES

Amendment Fee: $20,000, fully earned and payable on the effective date of this Amendment.

      Except as expressly modified herein, all other terms and conditions of
Section 3 of the Schedule, as previously modified or amended, remain unchanged.

================================================================================

SECTION 4 OF THE SCHEDULE (with respect to Maturity Date and Early Termination
Fee) is amended to read as follows:

================================================================================
4.  Maturity Date
   (Section 6.1):          2/1/02 subject to automatic renewal as provided in
                           Section 6.1 above, and early termination as provided in Section 6.2 above.

   Early Termination Fee
   (Section 6.2):          An amount equal to 2% of the Maximum Dollar Amount
                           (as defined in the Schedule), if termination occurs on or before February 1, 2000; and 1.5% of the Maximum Dollar Amount, if termination occurs after February 1, 2000 but prior to the Maturity Date, including any automatic renewals thereof pursuant to
                           Section 6.1 of the Loan Agreement.

   Except as expressly modified herein, all other terms and conditions of
Section 4 of the Schedule, as previously modified or amended, remain unchanged.

================================================================================

SECTION 6 OF THE SCHEDULE (with respect to Borrower information) is amended to read as follows:

Trade Names of Borrower
(Section 3.2): Case; Case Communications; Case Data-Tel; Case Rixon; Cray Communications; Dowty Communications; Osicom; Osicom Technologies

   Except as expressly modified herein, all other terms and conditions of
Section 6 of the Schedule, as previously modified or amended, remain unchanged.

================================================================================

  Borrower:                              Coast:
  OSICOM TECHNOLOGIES, INC.,             COAST BUSINESS CREDIT(R), a division of
  a Delaware corporation, fka Cray       Southern Pacific Bank, fka Southern
  Communications, Inc.                   Pacific Thrift & Loan Association


  By /s/ Christopher Sue                 By /s/ Barbera Nitkin
    ----------------------------------     ----------------------------------

  Title Treasurer/Secretary              Title      VP
       -------------------------------        -------------------------------